UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025
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Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 2, 2025, Kodiak Gas Services, Inc. (the “Company”) issued a press release announcing that its subsidiary, Kodiak Gas Services, LLC (the “Issuer”), has launched a private offering (the “Offering”) of $500 million in aggregate principal amount of senior unsecured notes due 2033 (the “2033 Notes”) and $500 million in aggregate principal amount of senior unsecured notes due 2035 (the “2035 Notes” and, together with the 2033 Notes, the “Notes”). The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.
Neither this Current Report on Form 8-K nor the press release constitute an offer to sell, or the solicitation of an offer to buy, the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
In connection with the Offering, the Company intends to enter into a fourth amendment (the “Fourth Amendment”) to the Company’s Fourth Amended and Restated Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended or restated from time to time, the “ABL Credit Agreement” or “ABL Facility”) substantially concurrently with the consummation of the Offering. The Fourth Amendment will, among other things, (a) reduce the Company’s borrowing costs by decreasing the pricing grid therein, (b) reduce the commitments under the ABL Facility to $2.0 billion, (c) extend the maturity date to September 5, 2030, subject to a springing maturity 91 days prior to the scheduled maturity date of the Company’s 7.25% senior notes due 2029 and (d) provide for a Leverage Ratio (as defined in the ABL Credit Agreement) covenant step-up for a certain period following a material acquisition. The Fourth Amendment will become effective upon the satisfaction of customary conditions and the closing of the Offering.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

No.	Description
99.1	Press release of Kodiak Gas Services, Inc., dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: September 2, 2025	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary